UNITED STATES
         SECURITIES AND EXCHANGE
               COMMISSION

          Washington, D.C.  20549

                FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                         Date of Report
                     (Date of earliest event reported)
                         July 25, 2003


     THE COMMERCE GROUP, INC.
              (Exact name of registrant as specified in its charter)

 Massachusetts          001-13672          04-2599931
    (State or other                (Commission File              (IRS Employer
     jurisdiction                      Number)                  Identification
     of Incorporation)                                                No.)


      211 Main Street, Webster, Massachusetts  01570
       (Address of principal executive offices)                    (Zip Code)


          Registrants telephone number, including area code:
                         (508) 943-9000



Page 1 of 11
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The Commerce Group, Inc.
Form 8-K
July 28, 2003


Item 9.  REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition".

     On July 25, 2003, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended June 30, 2003. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.

     In its press release, the Company presents "operating earnings" and "operating earnings per diluted share", non-GAAP financial measures, as well as net earnings and net earnings per diluted share. As further described in the press release, operating earnings is the measure utilized by the Company in managing corporate operating performance. A reconciliation of net earnings to operating earnings is provided in the tables that are included in the press release. Statutory ratios are presented in accordance with principles prescribed by insurance regulatory authorities.





                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           July 28, 2003



                           /s/ Randall V. Becker

                                Randall V. Becker
                          Treasurer and Chief Accounting Officer


Page 2 of 11
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                                              Exhibit 99.1


Press Release

RELEASE:     Immediate (July 25, 2003)

CONTACT:     Randall V. Becker
             Treasurer
             (508) 949-4129

                          The Commerce Group, Inc.
                    Announces 2003 Second Quarter Results
              and Comparison to Second Quarter 2002 (as restated)


WEBSTER, Mass., July 25, 2003 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2003 second quarter results. Net earnings were $71.5 million, or $2.22 per diluted share, compared to a net loss of $1.3 million or $0.04 per diluted share for 2002 (as restated).

Operating earnings, a non-GAAP financial measure, were $22.3 million for the second quarter of 2003, or $0.69 per diluted share, compared to $21.7 million or $0.65 per diluted share for 2002 (as restated). Operating earnings consist of net earnings (loss) adjusted to exclude:
(1) the after-tax impact of net realized investment gains and losses; and, (2) for 2002 only, the after-tax effect of a required change in accounting principle. The Company believes that operating earnings are a more appropriate measure of an insurance entity's performance because the realization investment of gains and losses tends to distort the analysis of insurance operating results and trends as they are discretionary as to timing as well as impacted by interest rate fluctuations. Previously, the Company excluded the impact of variable stock option treatment in determining operating earnings. Operating earnings, as defined by the Company, may not be comparable to similarly captioned measurements utilized by other property and casualty companies. A reconciliation of net earnings to operating earnings is provided in the tables that follow.

Earned premiums were $350.3 million for the second quarter of 2003 compared to $296.4 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.




                                      MORE



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CGI 2Q'03 earnings
Net realized investment gains were $65.9 million, or $1.53 per diluted share, compared to net realized investment losses of $31.5 million or $0.69 per diluted share for 2002. During the second quarter the Company shortened the overall duration of its investment portfolio by reducing its holdings in certain long term fixed income instruments, equities and closed end mutual funds. This change in strategy resulted in the realization of significant investment gains with a minimal adverse impact on future investment income. If market conditions warrant, the Company will continue to reduce the duration of the investment portfolio in order to continue to protect itself from anticipated future increases in overall interest rates. A complete breakdown of this information is included in the attached tables.

The second quarter statutory combined ratio for property and casualty operations was 98.8% compared to 98.9% for 2002. The slight decrease in the combined ratio was primarily the result of an increase in the loss ratio, offset by a decrease in the underwriting ratio. The Company's loss ratio for the second quarter of 2003 increased to 76.1% from 74.7% during the same period last year. The increase was the result of less favorable loss reserve development compared to the second quarter of last year offset by a slight decrease in claim frequency for bodily injury and collision claims.
The Company's statutory underwriting ratio improved to 22.7%, as compared to 24.2% for last year's second quarter, primarily as a result of decreased expenses assumed from the Massachusetts residual market mechanism, commonly know as C.A.R., and higher ceding commissions received on the Company's other than automobile quota-share reinsurance agreement.
As disclosed in the Company's 2002 Form 10-K, in the fourth quarter of 2002, the Company changed its method of accounting for employee stock options and began applying variable accounting treatment for employee stock options issued in 1999 and 2000. Accordingly, the Company restated its 2002 quarterly results. The impact of the restatement for the three months ended June 30, 2002 resulted in a decrease to net earnings of $1.1 million or $0.03 per diluted share. The comparable amount for the three months ended June 30, 2003 resulted in a decrease to net earnings of $1.0 million or $0.03 per diluted share.

Cumulative June 30, 2003 Results

Net earnings were $84.4 million, or $2.62 per diluted share, compared to $32.7 million or $0.98 per diluted share for 2002 (as restated).

Operating earnings were $41.4 million for the first six months of 2003, or $1.29 per diluted share, compared to $46.7 million or $1.40 per diluted share for 2002 (as restated). As previously noted, a reconciliation of net earnings to operating earnings is provided in the tables that follow.

Earned premiums were $688.3 million compared to $577.2 million for 2002. A schedule of direct written premiums to earned premiums is included in the attached tables.

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CGI 2Q'03 earnings

The Company had realized gains on investments of $60.0 million, or $1.33 per diluted share, compared to losses of $35.0 million, or $0.76 per diluted share for 2002. A complete breakdown of this information is included in the attached tables.

The statutory combined ratio for property and casualty operations was 100.0% for the first six months of 2003 compared to 98.4% for 2002. The increase in the combined ratio was primarily the result of an increase in the loss ratio, offset by a decrease in the underwriting ratio. The Company's loss ratio for the first six months of 2003 increased to 78.7% from 75.8% during the same period last year. The increase was primarily driven by increased claim frequency in the first quarter of this year as a result of the severe winter. The Company's statutory underwriting ratio improved to 21.3%, as compared to 22.6% for 2002, primarily from reduced accrued contingent commissions as a result of the higher loss ratio mentioned previously, decreased expenses assumed from C.A.R., coupled with premium growth exceeding growth in underwriting expenses.

As previously mentioned, in the fourth quarter of 2002 the Company changed its method of accounting for employee stock options and began applying variable accounting treatment for employee stock options issued in 1999 and 2000. The impact of the restatement for the six months ended June 30, 2002 resulted in a decrease to net earnings of $2.5 million or $0.07 per diluted share. The comparable amount for the six months ended June 30, 2003 resulted in an increase to net earnings of $0.6 million or $0.02 per diluted share.

A complete presentation of June 30, 2003 and 2002 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At June 30, 2003, the Company had authority to purchase approximately 741,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization. During the past twelve months, the Company purchased 1,093,600 shares of treasury stock at an average price of $36.27 per share.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP) with the exception of operating earnings and statutory operating ratios.


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Page 5 of 11
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CGI 2Q'03 earnings

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 22nd largest personal automobile insurance group in the country by Risk Information, Inc., based on 2002 direct written premium information.

Forward Looking Statements
This press release contains some statements that are not historical facts and are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve opinions, assumptions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, those risks and uncertainties in our business, some of which are beyond the control of the Company, that are described in the Company's Forms 10-K and 10-Q, Schedules 13D and 13G, and other documents filed with the SEC, including the possibility of adverse catastrophe experience and severe weather, adverse trends in claim severity or frequency, adverse state and federal regulation and legislation, adverse state judicial decisions, litigation risks, interest rate risk, rate making decisions for private passenger automobile policies in Massachusetts, potential rate filings outside of Massachusetts, adverse impacts related to consolidation activities, heightened competition, concentration of business within Massachusetts, dependence on certain principal employees, as well as the economic, market or regulatory conditions and risks associated with entry into new markets and diversification. The Commerce Group, Inc. is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                          (Tables Follow)

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CGI 2Q '03 earnings

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
CONSOLIDATED BALANCE SHEETS
June 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               June 30,      June 30
ASSETS                                                           2003          2002
                                                                            (Restated)
Investments
  Fixed maturities, at market                                       $   918,793    $   641,593
  Preferred stocks, at market                                       $   349,075    $   288,413
  Common stocks, at market                                          $    69,454    $   114,208
  Preferred stock mutual funds, at equity                           $   259,403    $   298,493
  Mortgage loans                                                    $    19,135    $    34,422
  Cash and short-term investments                                   $   111,040    $   147,981
  Other investments                                                 $    24,749    $    22,855

      Total investments                                             $ 1,751,649    $ 1,547,965

Accrued investment income                                           $    15,820    $    16,321
Premiums receivable                                                 $   392,743    $   331,317
Deferred policy acquisition costs                                   $   157,247    $   137,476
Property and equipment                                              $    51,552    $    45,822
Due from reinsurers                                                 $   111,679    $    84,978
Residual market receivable                                          $   179,628    $   156,022
Current income taxes                                                $       -      $     2,324
Deferred income taxes                                               $    34,912    $    27,221
Receivable for securities sold                                      $    21,505    $       -
Other assets                                                        $    12,647    $    13,687

      Total assets                                                  $ 2,729,382    $ 2,363,133

Liabilities
  Losses and LAE                                                    $   893,248    $   754,893
  Unearned premiums                                                 $   822,727    $   698,411
  Current income taxes                                              $    15,270    $       -
  Deferred income                                                   $     7,730    $     8,034
  Contingent commissions accrued                                    $    21,192    $    23,332
  Payable for securities purchased                                  $    52,361    $     1,577
  Other liabilities                                                 $    56,700    $    46,186

      Total liabilities                                             $ 1,869,228    $ 1,532,433

Minority interest                                                   $     4,228    $     4,449

Stockholders' equity
  Preferred stock                                                           -              -
  Common stock                                                      $    19,178    $    19,108
  Paid-in capital                                                   $    42,140    $    37,371
  Net accumulated other comprehensive income                        $    32,353    $    26,060
  Retained earnings                                                 $   941,544    $   883,335

                                                                    $ 1,035,215    $   965,874

  Treasury stock                                                    $  (179,289)   $  (139,623)

      Total stockholders' equity                                    $   855,926    $   826,251

      Total liabilities, minority interest and stockholders' equity $ 2,729,382    $ 2,363,133

Common shares outstanding                                            31,955,030     32,909,423

Stockholders' equity per share                                      $     26.79    $     25.11

CGI 2Q '03 earnings

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Six Months Ended June 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited


                                                              Three Months Ended                  Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2003        2002                 2003         2002
                                                                          (Restated)                       (Restated)
Revenues:
  Earned premiums                                                   $   350,269   $   296,410         $    688,256    $    577,174
  Net investment income                                             $    23,108   $    24,858         $     45,812    $     47,762
  Premium finance and service fees                                  $     6,915   $     5,065         $     13,245    $      9,997
  Net realized investment gains (losses)                            $    65,864   $   (31,545)        $     60,020    $    (34,992)
  Other income                                                      $       -     $       -           $        -      $      7,000

      TOTAL REVENUES                                                $   446,156   $   294,788         $    807,333    $    606,941

Expenses:
  Losses and LAE                                                    $   269,211   $   222,975         $    543,605    $    439,551
  Policy acquisition costs                                          $    86,268   $    77,053         $    155,770    $    142,072

      TOTAL EXPENSES                                                $   355,479   $   300,028         $    699,375    $    581,623

      Earnings (loss) before income taxes (benefits),
       change in accounting principle and minority interest         $    90,677   $    (5,240)        $    107,958    $     25,318

Income taxes (benefit)                                              $    19,080   $    (3,787)        $     23,485    $      4,048

Change in accounting principle, net of taxes                        $       -     $       -           $        -      $     11,237

      Earnings (loss) before minority interest                      $    71,597   $    (1,453)        $     84,473    $     32,507

(Less) plus the (income) loss in minority interest in subsidiary    $      (124)  $       153         $        (80)   $        163

      NET EARNINGS (LOSS)                                           $    71,473   $    (1,300)        $     84,393    $     32,670

COMPREHENSIVE INCOME                                                $    75,057   $     8,242         $     91,482    $     46,336

EARNINGS (LOSS) PER COMMON SHARE:
  BASIC                                                             $      2.24   $     (0.04)        $       2.64    $       0.99
  DILUTED                                                           $      2.22   $     (0.04)        $       2.62    $       0.98

CGI 2Q '03 earnings

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)                    (Continued)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Six Months Ended June 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Three Months Ended                  Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2003        2002              2003           2002
                                                                          (Restated)                       (Restated)

Net earnings per share excluding the after-tax impact of net realized investment gains (losses) and change in accounting principle:
  BASIC                                                            $     0.70     $     0.66         $        1.30    $      1.41
  DILUTED                                                          $     0.69     $     0.65         $        1.29    $      1.40

Weighted average shares outstanding:
  BASIC                                                            31,930,507     32,968,368            31,986,847     33,025,426
  DILUTED                                                          32,156,738     33,334,199            32,187,013     33,355,669



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CGI 2Q '03 earnings

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)
ADDITIONAL EARNINGS INFORMATION
Three and Six Months Ended June 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Three Months Ended                  Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2003        2002               2003          2002
                                                                          (Restated)                       (Restated)
ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                          $  415,787    $  348,212          $    864,581    $   731,929
  Assumed premiums                                                 $   29,769    $   34,898          $     57,752    $    59,053
  Ceded premiums                                                   $  (60,081)   $  (48,614)         $   (109,823)   $   (88,945)

    Net written premiums                                           $  385,475    $  334,496          $    812,510    $   702,037
    Increase in unearned premiums                                  $  (35,206)   $  (38,086)         $   (124,254)   $  (124,863)

      Earned premiums                                              $  350,269    $  296,410          $    688,256    $   577,174

Statutory operating ratios for insurance subsidiaries:
  Loss ratio                                                             76.1%         74.7%                 78.7%         75.8%
  Underwriting ratio                                                     22.7%         24.2%                 21.3%         22.6%
    Combined ratio                                                       98.8%         98.9%                100.0%         98.4%

Reconciliation of net earnings (loss) to operating earnings:
  Net earnings (loss)                                              $   71,473    $   (1,300)         $     84,393    $    32,670
    Plus net realized losses, minus net realized gains, net of tax $  (49,128)   $   23,007          $    (42,949)   $    25,248
    Less SFAS 142 change in accounting principle, net of tax       $       -     $       -           $         -     $   (11,237)

  Operating earnings                                               $   22,345    $   21,707          $     41,444    $    46,681

Reconciliation of net earnings to operating earnings per diluted share:
  Net earnings (loss) per diluted share                            $     2.22    $    (0.04)         $       2.62    $      0.98
    Plus net realized losses, minus net realized gains, net of tax $    (1.53)   $     0.69          $      (1.33)   $      0.76
    Less SFAS 142 change in accounting principle, net of tax       $       -     $       -           $         -     $     (0.34)

  Operating earnings per diluted share                             $     0.69    $     0.65          $       1.29    $      1.40

Breakdown of net realized investment gains (losses)
  Fixed maturities                                                 $   12,652    $     (760)         $     16,025    $      (955)
  Preferred stocks                                                 $    8,131    $       (4)         $      9,112    $       (51)
  Common stocks                                                    $   13,485    $     (158)         $     13,752    $      (167)

CGI 2Q '03 earnings

THE COMMERCE GROUP, INC.  (NYSE:  CGI - news)                    (Continued)
ADDITIONAL EARNINGS INFORMATION
Three and Six Months Ended June 30, 2003 and 2002
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Three Months Ended                  Six Months Ended
                                                                    June 30,                          June 30,
                                                                 2003        2002               2003          2002
                                                                          (Restated)                       (Restated)
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                              $   34,136    $  (18,085)         $     39,747    $   (19,361)
    Due to sales                                                   $   (1,524)   $      308          $     (1,566)   $       336
  Venture capital fund investments                                 $     (463)   $   (1,043)         $     (1,051)   $    (2,974)
  Other                                                            $      (60)   $      (69)         $        (50)   $       (86)
  Other than temporary writedowns                                  $     (493)   $  (11,734)         $    (15,949)   $   (11,734)

    Net realized investment gains (losses) before tax              $   65,864    $  (31,545)          $     60,020    $   (34,992)
  Income tax (benefit) at 35%                                      $   23,052    $  (11,041)          $     21,007    $   (12,247)
    Net realized investment gains (losses) after tax and before
      impact of valuation allowance                                $   42,812    $  (20,504)          $     39,013    $   (22,745)
  Impact of valuation allowance                                    $    6,316    $   (2,503)          $      3,936    $    (2,503)
    Net realized investment gains (losses) after tax and after
      tax impact of valuation allowance                            $   49,128    $  (23,007)          $     42,949    $   (25,248)

    Per diluted share net realized gains (losses) after tax and
      after tax impact of valuation allowance                      $     1.53    $    (0.69)          $       1.33    $     (0.76)





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